Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Jatt Acquisition Corp of our report dated June 14, 2022, relating to the financial statements of Zura Bio Limited, as of and for the period ended March 31, 2022, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
August 19, 2022